UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     September 14, 2017

NUCOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On September 14, 2017, the Board of Directors of Nucor Corporation (the “Corporation”) elected retired U.S. Army General Lloyd J. Austin III to the Corporation’s Board of Directors, effective September 18, 2017, with a term expiring at the Corporation’s 2018 annual meeting of stockholders. Concurrent with his election as a director, General Austin was appointed to the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee of the Board of Directors. There are no arrangements or understandings between General Austin and any other persons pursuant to which he was selected as a director. There are no transactions involving the Corporation and General Austin that the Corporation would be required to report pursuant to Item 404(a) of Regulation S-K. General Austin has never served as one of the Corporation’s officers or employees.

General Austin will receive compensation in accordance with the Corporation’s standard compensation arrangements for non-employee directors, which are described under the caption “Director Compensation” in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 23, 2017, as adjusted by the Board of Directors from time to time.

A copy of the news release announcing General Austin’s election is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release of Nucor Corporation issued September 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: September 14, 2017	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President